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                                                                EXHIBIT 99.1




                               [VERTICALNET LOGO]


FOR IMMEDIATE RELEASE

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
Investor inquiries:           Media inquires:
Marisa Zielinski              Peg Archdeacon                      Colleen Sheehan
215.315.3847                  610.640.8025                        617.692.3213
mzielinski@verticalnet.com    archdeacon.peg@atlascommerce.com    csheehan@fitzgerald.com
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                       VERTICALNET ACQUIRES ATLAS COMMERCE
   - ACQUISITION CREATES INDUSTRY'S LEADING COLLABORATIVE SOURCING SOLUTION -


HORSHAM, PA - DECEMBER 30, 2001 - Verticalnet, Inc. (Nasdaq: VERT) today announced that it has completed its acquisition of privately held Atlas Commerce, Inc., a leading provider of private exchange software and strategic sourcing applications located in Malvern, Pennsylvania. Under the terms of the definitive agreement, Verticalnet acquired all outstanding Atlas Commerce securities in exchange for approximately 14.3 million shares of Verticalnet common stock and $3.5 million of cash and also assumed the Atlas Commerce employee stock option plan. The acquisition expands Verticalnet's offerings to a broad Collaborative Sourcing Solution that delivers superior functionality through an integrated, multi-enterprise exchange platform.

Verticalnet President and CEO Mike Hagan said: "With the acquisition of Atlas Commerce, Verticalnet significantly accelerates its enterprise software business by offering an integrated Collaborative Sourcing Solution that represents a powerful combination of both companies' assets. We identified remarkable synergies with Atlas Commerce in terms of our shared vision, rich technology assets, target markets and geographical proximity. The fact that we're so tightly aligned with Atlas in each of these areas gives us increased confidence in our ability to achieve an effective integration and to successfully combine our resources to deliver powerful customer results. This acquisition, which broadens our product footprint, our customer base and our management talent, represents a tremendous milestone in our forward momentum and is expected to provide additional long-term value to both our customers and our shareholders."

Verticalnet reiterated its prior guidance that it expects to achieve pro forma earnings by year-end. Pro forma earnings exclude non-cash expenses, asset impairment charges, other nonrecurring items and preferred stock dividends. The Company plans to provide forward-looking financial guidance that reflects this transaction during the announcement of its fiscal year-end financial results.

Atlas Commerce, whose customers include The Valvoline Company, a division of Ashland, Inc. (NYSE: ASH); Joy Global (Nasdaq: JOYG); and TradeMC (a Fluor Corporation private exchange), has been recognized as a pioneer in the creation of scalable, Internet-based private exchange software. Its strategic sourcing solution, which is delivered through a multi-party private exchange platform based on its patent-pending software, enables internal and external buyers and suppliers to work together more effectively. Founded in 1998, Atlas Commerce has received a number of industry awards, including Deloitte & Touche's "Rising Star" distinction for having achieved significant revenue growth for the three-year period from 1998-2000. For 2001, Atlas Commerce anticipates approximately $9.7 million in revenue.
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Atlas Commerce President and CEO Robert F. Bernstock, who will join
Verticalnet's board of directors, said: "The opportunity to provide our joint customers and prospects with a complete Collaborative Sourcing Solution created from the combination of our proven private exchange technology and Verticalnet's extended enterprise management technologies is very powerful. What we have here is a marriage of two exceptional, highly focused and complementary businesses that enables us to more fully meet the needs of our customers and to build market and mind share in our targeted categories."

THE COLLABORATIVE SUPPLY CHAIN EMPOWERS BUSINESS

Verticalnet and Atlas Commerce focus on delivering solutions that simplify and manage the complexity of a collaborative supply chain. The combined company's strategic sourcing applications with multi-party collaboration features drive efficiencies and strengthen relationships throughout the supply chain. By enabling trading partners to share information - on forecasts, orders, schedules and changes - supply chain participants can reduce costs through improved inventory management, enhanced capacity use, and better resource planning. Rather than simply pushing costs to suppliers, Collaborative Sourcing seeks to optimize profit opportunities for the enterprise by driving competitive advantage across the supply chain.

"In a world where effective supply chain management can provide critical competitive advantage, Collaborative Sourcing, as delivered through the combined assets of Verticalnet and Atlas Commerce, will prove to be strategically differentiated from other traditional sourcing solutions," noted Verticalnet SVP of Strategy and Marketing Nate Lentz. "The combination of these two companies, at a time in the business cycle when enterprises are seeking new answers to competitive challenges, brings to market a set of solutions that addresses specific and increasingly important business problems."

OTHER TRANSACTION DETAILS

Under the terms of the agreement, Verticalnet will promptly register the shares issued in conjunction with the transaction with the Securities and Exchange Commission on Form S-3. Safeguard Scientifics, the largest shareholder in Atlas Commerce, will receive approximately 10.5 million shares of Verticalnet common stock. Subject to certain volume and price restrictions, Safeguard will have the right to sell or otherwise transfer its shares upon their registration. Approximately 3.6 million of the remaining issued shares will be subject to certain lock up restrictions; however, the holders of such shares shall have, under certain circumstances, a right to sell a portion of those shares back to Verticalnet for aggregate cash consideration of up to approximately $1.0 million.

ABOUT ATLAS COMMERCE
Atlas Commerce is the pioneer in providing private exchange software for strategic sourcing. Atlas Commerce Metaprise(TM) PE Platform enables companies to share business processes both inside and outside the corporation in real time through a private exchange, resulting in improved operational efficiencies. Complementing the patent-pending private exchange platform is the MetaSource(TM) Application for strategic sourcing. With MetaSource, companies plan, execute and manage complex supplier relationships, delivering reduced costs and bottom line results in less than 90 days. Atlas Commerce provides solutions to market-leading customers in manufacturing, distribution and retail. Customers include Valvoline, TradeMC, Joy Global, a leading retailer, and others. Atlas Commerce is a Safeguard Scientifics (NYSE: SFE) partner company.

ABOUT VERTICALNET
Verticalnet (NASDAQ: VERT) develops eXtended enterprise management (XEM) applications that provide unmatched visibility into critical data, allowing organizations to communicate and collaborate more effectively across the extended value chain. The company's Collaborative Sourcing applications offer the broadest integrated sourcing solution delivered through a superior multi-party collaborative platform
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allowing customers to plan, execute, and manage the complete process of sourcing and procuring materials while collaborating with suppliers to share critical operational data throughout the purchase cycle. Verticalnet's solutions are uniquely differentiated by its knowledge architecture, a leading-edge technology that enables the extraction, organization, and normalization of data in a timely and unobtrusive manner from disparate ERP and legacy systems across the extended enterprise. The Verticalnet Small/Medium Business Group (SMB) continues to be the leader in e-commerce enablement, with marketplace solutions that connect buyers and suppliers online through its 59 industry-specific marketplaces. For more information about Verticalnet, please visit www.verticalnet.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about the expected benefits of the transaction and Verticalnet's expected fourth quarter 2001 financial results as well as all statements other than statements of historical fact including but not limited to those that are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates," or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, among other things, general economic and market condition; marketplace adoption of the companies' enterprise software product; the depressed spending environment for IT sales; difficulties associated with assimilating and integrating technologies, operations and workforces; the ability to successfully realize anticipated synergies; market demand for the combined company's products and services as well as its ability to develop new products and services on a timely and cost efficient basis; the increasingly competitive and constantly changing environment for the products and services offered by the combined company; the ability to recruit and retain personnel; the ability to retain existing customers; the ability to protect and fully utilize intellectual property; volatility in Verticalnet's stock price; the dependence on cash flows from Verticalnet's relationship with Converge; rapid technological and market changes; as well as those factors set forth in Verticalnet's Annual Report on Form 10-K for the period ended December 31, 2000, and its Quarterly Report on Form 10-Q for the period ended September 30, 2001, both of which have been filed with the SEC. Verticalnet is making these statements as of December 30, 2001 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

Verticalnet is a registered trademark and/or trademark of Vert Tech LLC in the United States and/or other countries.


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